SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2008, among Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and WELLS FARGO FOOTHILL, LLC, in its capacity as agent for the Lender Group and the Hedge Agreement Providers (together with its successors, the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) among Securus Technologies, Inc., a Delaware corporation, as parent (“Parent”), the various Subsidiaries of Parent party thereto, as co-borrowers (each a “Borrower” and collectively, the “Borrowers”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof, and

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Hedge Agreement Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement, and

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. The following terms have the meanings given to them in the PPSA and terms used herein without definition that are defined in the PPSA have the meanings given to them in the PPSA (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “chattel paper”, “document of title”, “equipment”, “fixture”, “goods”, “intangible”, “instrument”, “investment property”, “money”, “inventory”, “motor vehicle” and “proceeds”. The following terms have the meanings given to them in the STA (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “certificated security”, “entitlement holder”, “entitlement order”, “financial asset”, “securities account”, “securities intermediary”, “security”, “security certificate”, “security entitlement” and “uncertificated security”. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)	“Agent” has the meaning specified therefor in the preamble to this Agreement.
(b)	“Agent’s Lien” has the meaning specified therefor in the Credit Agreement.

(c)	“Agreement” means this Security Agreement.

(d)        “Applicable IP Office” means the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any similar office or agency within or outside the Canada.

(e)        “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or intangibles related to such information).

(f)        “Borrower” and “Borrowers” have the respective meanings specified therefor in the recitals to this Agreement.

(g)	“Cash Equivalents” has the meaning specified therefor in the Credit Agreement.
(h)	“Collateral” has the meaning specified therefor in Section 2.
(i)	“Collections” has the meaning specified therefor in the Credit Agreement.

(j)        “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which such Person or any of such Person’s property is bound.

(k)	“Control Agreement” means:

(i)      with respect to any uncertificated securities included in the Collateral, an agreement between the issuer of such uncertificated securities and another Person whereby such issuer agrees to comply with instructions that are originated by such Person in respect of such uncertificated securities, without the further consent of a Grantor; and

(ii)     with respect to any securities accounts or security entitlements included in the Collateral, an agreement between the securities intermediary and another Person in respect of such securities accounts or security entitlements to comply with any entitlement orders with respect to such securities accounts or security entitlements that are originated by such Person, without the further consent of a Grantor.

(l)	“Controlled Account” has the meaning specified therefor in Section 6(m).

(m)       “Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is among a Loan Party, Agent, and one of the Controlled Account Banks.

(n)	“Controlled Account Bank” has the meaning specified therefor in Section 6(m).

(o)        “Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

(p)        “Copyrights” means any and all copyrights and copyright registrations, including, (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 1 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with

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respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(q)        “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Hedge Agreement Providers, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Copyrights.

(r)        “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(s)        “Deposit Account” means a demand, savings, passbook, or similar account maintained with a bank or other deposit taking institution.

(t)	“Event of Default” has the meaning specified therefor in the Credit Agreement.

(u)        “Excluded Property” means, collectively, (i) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Borrower or any Affiliate of a Borrower which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the PPSA or any other Requirement of Law, (ii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Borrower or any Affiliate of a Borrower which has not been obtained as a condition to the creation of any other Lien on such equipment and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

(v)        “Grantor” and “Grantors” have the respective meanings specified therefor in the recitals to this Agreement.

(w)	“Guaranty” has the meaning specified therefor in the Credit Agreement.
(x)	“Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

(y)        “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

(z)        “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement (but excluding any off-the-shelf software license agreement), including the license agreements listed on Schedule 2 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Lender Group’s rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

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(aa)      “Investment Related Property” means (i) any and all investment property, and (ii) any and all Pledged Collateral including all Pledged Operating Agreements and Pledged Partnership Agreements (regardless of whether the same constitutes investment property);

(bb)	“Lender Group” has the meaning specified therefor in the Credit Agreement.
(cc)	“Loan Document” has the meaning specified therefor in the Credit Agreement.
(dd)	“Loan Party” has the meaning specified therefor in the Credit Agreement.
(ee)	“Obligations” has the meaning specified therefor in the Credit Agreement.

(ff)       “Patents” means patents and patent applications, including, (i) the patents and patent applications listed on Schedule 3 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(gg)      “Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Hedge Agreement Providers, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Patents.

(hh)	“Permitted Liens” has the meaning specified therefor in the Credit Agreement.
(ii)	“Person” has the meaning specified therefor in the Credit Agreement.
(jj)	“Pledge Amendment” has the meaning specified therefor in Section 21(f)(ii).

(kk)      “Pledged Certificated Stock” means all of each Grantor’s right, title and interest, in and to all certificated securities and any other Stock of any Person evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, including in each of the Pledged Companies and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock listed on Schedule 4.

(ll)       “Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

(mm)    “Pledged Companies” means, each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by a Grantor after the Closing Date.

(nn)      “Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all instruments described on Schedule 4, issued by the obligors named therein.

(oo)      “Pledged Investment Property” means all of each Grantor’s right, title and interest in and to all investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.

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(pp)      “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(qq)      “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(rr)       “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

(ss)       “Pledged ULC Stock” shall mean the Pledged Stock which are shares in the capital stock of a ULC.

(tt)       “Pledged Uncertificated Stock” means all of each Grantor’s right, title and interest in and to all Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership (including all Pledged Partnership Agreements), not constituting Pledged Certificated Stock or as a member of any limited liability company (including all Pledged Operating Agreements), all right, title and interest of any Grantor in, to and under any organization document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated.

(uu)      “PPSA” means the Personal Property Security Act (British Columbia), as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

(vv)	“Proceeds” has the meaning specified therefor in Section 2.

(ww)    “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

(xx)	“Receiver” has the meaning specified in Section 8(b).

(yy)      “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(zz)      “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employer, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisors, consultants and agents of or to such Person or any of its Affiliates.

(aaa)     “Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

(bbb)	“Rescission” has the meaning specified therefor in Section 6(m).

(ccc)     “Secured Obligations” means each and all of the following: (a) all of the present and future obligations of Grantors arising from this Agreement, the Credit Agreement, or the other Loan Documents (including any Guaranty), (b) all Hedge Agreement Obligations, and (c) all Obligations of Borrowers, including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses (on a full indemnity basis) and any interest, fees, or expenses that accrue after the filing of an Insolvency

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Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(ddd)    “Secured Parties” means, collectively, the Agent, the Lender Group and the Hedge Agreement Providers and “Secured Party” means any one of them;

(eee)     “Securities Laws” means applicable federal, provincial or territorial or foreign securities laws and regulations.

(fff)	“Security Interest” has the meaning specified therefor in Section 2.

(ggg)    “Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

(hhh)    “STA” means the Securities Transfer Act (British Columbia), as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

(iii)	“Stock” has the meaning specified therefor in the Credit Agreement

(jjj)      “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(kkk)    “Trademark Security Agreement” means each Trademark Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Hedge Agreement Providers, in substantially the form of Exhibit C attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Trademarks.

(lll)      “Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred, or (b) average Excess Availability for the preceding 30 day period is less than US$10,000,000.

(mmm) “ULC” shall mean any unlimited liability company or unlimited liability corporation existing under the laws of any province or territory of Canada and any successor to any such unlimited liability company or unlimited liability corporation.

(nnn)	“URL” means “uniform resource locator,” an internet web address.

2.         Grant of Security. Each Grantor hereby unconditionally grants to and creates in favour of Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all present and after acquired personal property of such Grantor, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

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(a)        all accounts, chattel paper, documents of title, equipment, instruments, inventory, Deposit Accounts, intangibles, Investment Related Property, and any supporting obligations related to any of the foregoing;

(b)	all Books pertaining to the other property described in this Section 2;

(c)        all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(d)        all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(e)        to the extent not otherwise included, all proceeds of the foregoing, whether tangible or intangible, including proceeds of insurance covering or relating to any or all of the foregoing, and any and all accounts, Books, chattel paper, Deposit Accounts, goods, intangibles, Investment Related Property, documents of title, instruments, money resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, whatever is collected on, or distributed on account of any of the foregoing, any and all rights arising out of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, claims arising out of the loss, non-conformity, or interference with the use of, defects, or infringement of rights in, or damage to, any of the foregoing, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, insurance, or guaranty payable by reason of loss or non-conformity of, defects or infringement of rights in, or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property,

ALL PROVIDED THAT, notwithstanding the foregoing or anything contained in this Agreement to the contrary, no Lien or security interest is hereby granted on and the term “Collateral” shall not include: (i) any Excluded Property, provided further that, if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed to be immediately granted therein; (ii) voting Stock of any CFC solely to the extent that (y) such Stock represents more than 65% of the outstanding voting Stock of such CFC, and (z) hypothecating more than 65% of the total outstanding voting Stock of such CFC would result in material adverse tax consequences; (iii) the last day of the term of any lease of real property or agreement therefor, provided further that, upon enforcement of the Security Interest, each Grantor shall stand possessed of such last day in trust or assign the same to any person acquiring such term, (A) provided that the foregoing exclusions from the Lien and Security Interest hereof shall in no way be construed to limit, impair, or otherwise affect the Lender Group’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, or Stock, or (B) apply to the extent that any consent or waiver has been obtained that would permit the security interest or lien notwithstanding the prohibition).

3.	Security for Obligations and Attachment.

(a)        The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties or any of them, but for the fact that

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they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

(b)        Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral, (iii) it has not agreed to postpone the time for attachment of the Security Interest, and (iv) it has received a copy of this Security Agreement and waives any right to receive a copy of any financing statement or financing change statement registered by Agent in connection with this Security Agreement.

4.         Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Loan Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Collateral, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until Agent shall notify the applicable Grantor of Agent's exercise of voting, consensual, or dividend rights with respect to the Pledged Collateral pursuant to Section 10 hereof.

5.	Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a)        The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.

(b)	None of the Grantors owns any Real Property except as identified in Schedule 6.

(c)        As of the Closing Date, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 1, 2, 3 and 5, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement with the Applicable IP Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 7 hereto, all action necessary or desirable to protect and perfect the Security Interest in and to on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 1 attached hereto which have been registered with the applicable IP Office.

(d)        Each Grantor (i) is the holder of record and sole legal and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (ii) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

(e)        The Security Interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Agent in all Collateral subject, for the following

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Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the PPSA, the completion of the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, a secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 7 attached hereto, (ii) with respect to any uncertificated securities, any securities account or any security entitlements, the execution of Control Agreements in the case of such Collateral to which the PPSA applies and (iii) in the case of all Copyrights, Trademarks, Patents and Material Intellectual Property Licenses for which PPSA filings are insufficient, all appropriate filings having been made with the Canadian Intellectual Property Office as contemplated above. Such Security Interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Agent’s Lien by operation of law or of the type described in clause (f) of the definition of “Permitted Lien” in the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form to which the PPSA applies, the execution of Control Agreements, (iv) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Agent of such instruments and tangible chattel paper, and (v) with respect to serial numbered goods, including motor vehicles, the filing of a financing statement containing the information required under Section 6(a)(iv). Except as set forth in this Section 5(e), all actions by each Grantor necessary or desirable to protect and perfect the Security Interest granted hereunder on the Collateral have been duly taken.

(f)        Each Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 8 and such Schedule 8 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

(g)        On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 9.

(h)	The Pledged Collateral pledged by each Grantor hereunder:

(i)      is listed on Schedule 4 and, in the case of Pledged Stock, constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4,

(ii)     in the case of Pledged Stock, has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), and

(iii)    constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(i)        As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Agent in accordance with Section 6(c).

(j)        No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Agent, properly endorsed for transfer, to the extent delivery is required by Section 6(c).

(k)        No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security

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Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally. No Intellectual Property License to which such Grantor is a party requires any consent for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to any Intellectual Property.

(l)        The Excluded Property, if any, when taken as a whole, is not material to the business operations or financial condition of the Grantors taken as a whole.

6.         Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 21(h) hereof:

(a)        Maintenance of Perfected Security Interest; Further Documentation and Consents.

(i)      Such Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral;

(ii)     Such Grantor shall maintain the Security Interest created by this Agreement as a perfected security interest having at least the priority described in Section 5(e) and shall defend such Security Interest and such priority against the claims and demands of all Persons;

(iii)    Such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Agent;

(iv)    If requested by the Agent, the Grantor shall provide a list of all serial numbers of all serial numbered goods and all vehicle identification numbers of all motor vehicles;

(v)     To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clauses (i) or (ii) of the definition of “Excluded Property”, such Grantor shall use its best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock related thereto;

(b)        Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Agent and delivery to the Agent of (x) all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (y) if applicable, a written supplement to Schedule 9 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)      permit any inventory or equipment to be kept at a location other than those listed on Schedule 9, except for inventory or equipment in transit;

(ii)     change its jurisdiction of organization or its location or the location of its chief executive office, in each case from that referred to in Section 5(f); or

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(iii)    change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading;

(c)	Pledged Collateral.

(i)      Such Grantor shall (A) deliver to the Agent, in suitable form for transfer and in form and substance satisfactory to the Agent, (1) all Pledged Certificated Stock, (2) all Pledged Debt Instruments and (3) all certificates and instruments evidencing Pledged Investment Property and (B) maintain all other Pledged Investment Property in a Controlled Securities Account or take such other measures as the Agent may reasonably request in connection with the perfection of the security interest created therein under this Agreement.

(ii)     During the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (A) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (B) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(d)        Commodity Contracts. Such Grantor shall not have any commodity contract, unless subject to a Control Agreement;

(e)        Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(i)      If any amount in excess of US$100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instruments or chattel paper as have been delivered in accordance with Section 6(c)(i) and are in the possession of the Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Foothill, LLC, as Agent” and, at the request of the Agent, shall immediately deliver such instrument or tangible chattel paper to the Agent, duly endorsed in a manner satisfactory to the Agent;

(ii)     Such Grantor shall not grant “control” (within the meaning of such term under the PPSA over any investment property to any Person other than the Agent;

(iii)    If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within 5 Business Days after becoming a beneficiary, notify the Agent thereof and enter into a tri-party agreement with Agent and the issuer or confirming back with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account at all times during which an Event of Default is in existence, all in form and substance satisfactory to Agent;

(f)        Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed US$50,000;

(g)        Government Contracts. If any account or chattel paper arises out of a contract or contracts with the government of Canada or any province thereof or the government of the United States of America or any state thereof, or any department, agency, or instrumentality of any such government which, in the case of any such Contract, provides for revenue thereunder in excess of US$100,000, such Grantor shall promptly (and in any event within 5 Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to

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become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide all necessary or desirable notices thereof under other applicable law;

(h)	Intellectual Property.

(i)      Upon request of Agent, in order to facilitate filings with the Applicable IP Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent's Lien on such Grantor's Patents, Trademarks, or Copyrights, and the intangibles of such Grantor relating thereto or represented thereby;

(ii)     Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of such Grantor's business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Intellectual Property, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with any Applicable IP Offices in respect of any Copyright that has not already been registered with any such office if such Copyright is necessary in connection with the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Intellectual Property that is necessary or economically desirable in the operation of such Grantor’s business;

(iii)    Grantors acknowledge and agree that the Lender Group shall have no duties with respect to the Intellectual Property. Without limiting the generality of this Section 6(h), the Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in any Intellectual Property against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Grantors and shall be chargeable to the Loan Account;

(iv)    In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright or Patent with any Applicable IP Office without giving Agent prior written notice thereof. Promptly upon any such filing, each Grantor shall comply with Section 6(h)(i) hereof;

(i)	Investment Related Property.

(i)      If any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall promptly (and in any event within 2 Business Days of receipt thereof) deliver to Agent a duly executed Pledge Amendment identifying such Pledged Collateral;

(ii)     Following the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of any Investment Related Property which are received by any Grantor shall be held by the applicable Grantor in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent’s in the exact form received;

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(iii)    Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Pledged Collateral;

(iv)    No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Stock, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Stock other than pursuant to the Loan Documents;

(v)     Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest or any Investment Related Property or any sale or transfer thereof;

(vi)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Stock issued pursuant to such agreement (A) is not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) does not and will not constitute investment company securities, and (C) is not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Stock issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Stock constitutes securities governed by the PPSA;

(j)        Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee simple interest in Real Property it will promptly (and in any event within 2 Business Days of acquisition) notify Agent of the acquisition of such Real Property and with respect to any such Real Property with a fair market value in excess of US$500,000, will grant to Agent, for the benefit of the Secured Parties, a first priority Mortgage on each fee simple interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(k)        Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(l)        Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Intellectual Property, Investment Related Property, chattel paper (electronic, tangible or otherwise), instruments or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any chattel paper or instruments and, in each such case upon the request of Agent, promptly execute such other documents, or if applicable, deliver such chattel paper, instruments or certificates evidencing any Investment Related Property and do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein;

(m)	Controlled Accounts.

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(i)      Each Grantor shall and shall cause each other Grantor to (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 10 (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its and its Subsidiaries’ customer and other account debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Loan Party) into a bank account of such Loan Party (each, a “Controlled Account”) at one of the Controlled Account Banks;

(ii)     Each Controlled Account Bank shall establish and maintain Controlled Account Agreements with Agent and the applicable Loan Party, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (a) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Loan Party, (b) the Controlled Account Bank has no rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (c) upon the instruction of the Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (x) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, and (y) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission;

(iii)    So long as no Default or Event of Default has occurred and is continuing, the Grantors may amend Schedule 10 to add or replace a Controlled Account Bank or Controlled Account; provided, however, that (i) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Controlled Account, the applicable Loan Party and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement. Parent shall and shall cause each Loan Party to close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 45 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account accounts or Agent’s liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent’s reasonable judgment;

(n)        Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; and

(o)        Each Grantor authorizes the filing by Agent financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

7.         Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

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(a)        Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b)        Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder.

8.	Remedial Provisions.

(a)        PPSA Remedies. During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the PPSA or any other applicable law.

(b)        Appointment of Receiver. Upon the occurrence and during the continuance of any Event of Default, the Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of the applicable Grantor and not the Agent or any of Lenders, and neither the Agent nor any Lender shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it and the provisions of applicable law, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Grantor, or any of them, enter upon, use and occupy all premises owned or occupied by the Grantor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on any Grantor’s business or as security for loans or advances to enable the Receiver to carry on the Grantor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Agent. Every such Receiver may, in the discretion of the Agent, be vested with all or any of the rights and powers of the Agent.

(c)        The Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section 8(b).

(d)        Disposition of Collateral. Without limiting the generality of the foregoing, the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without

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assumption of any credit risk. The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the PPSA and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(e)        Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to sell, assign, convey or transfer any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(f)        Application of Proceeds. The Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Agent and any other Secured Party hereunder, including reasonable legal fees and disbursements (on a full indemnity basis), to the payment in whole or in part of the Secured Obligations, as contemplated in the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any Requirement of Law, need the Agent account for the surplus, if any, to any Grantor.

(g)        Direct Obligation. Neither the Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guarantee thereof. All of the rights and remedies of the Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(h)        Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i)      fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)     fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits or other consents for the collection or disposition of any Collateral;

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(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)     exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)	dispose of assets in wholesale rather than retail markets;

(vii)   disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)  purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 8(h) is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(h). Without limitation upon the foregoing, nothing contained in this Section 8(h) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 8(h).

(i)        IP Licenses. For the purpose of enabling the Agent to exercise rights and remedies under this Section 8 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

9.	Accounts and Payments in Respect of Intangibles.

(a)        In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Agent, in a Controlled Account, subject to withdrawal by the Agent as provided in Section 11. Until so turned over, such payment shall be held by such Grantor in trust for the Agent, segregated from other

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funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)	At any time during the continuance of an Event of Default:

(i)      each Grantor shall, upon the Agent’s request, deliver to the Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

(ii)     the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s satisfaction the existence, amount and terms of any account or amounts due under any intangibles. In addition, the Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of intangibles; and

(c)        Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of intangibles by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a intangibles, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

10.	Pledged Collateral.

(a)        Voting Rights. Subject to Section 21(l) during the continuance of an Event of Default, upon 10 Business Days notice in writing by the Agent to the relevant Grantor or Grantors, the Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)        Proxies. In order to permit the Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to

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exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)        Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from any liability to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.

11.       Proceeds to be Turned over to and Held by Agent. Unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or Cash Equivalents shall be held by the Agent in a Controlled Account. All proceeds being held by the Agent in a Cash Collateral Account (or by such Grantor in trust for the Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

12.	Sale of Pledged Collateral.

(a)        Each Grantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under Securities Laws even if such issuer would agree to do so.

(b)        Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 8 and this Section 12 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Agent and other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

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13.       Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of counsel retained by the Agent (on a full indemnity basis) or any other Secured Party to collect such deficiency.

14.	Agent’s Appointment as Attorney-in-Fact.

(a)        Each Grantor hereby irrevocably constitutes and appoints the Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)      in the name of such Grantor, in its own name or otherwise, take possession of and endorse and collect any cheque, draft, note, acceptance or other instrument for the payment of moneys due under any account or intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any such moneys due under any account or intangibles or with respect to any other Collateral whenever payable;

(ii)     in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii)    pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)    execute, in connection with any sale provided for in Section 8 or Section 12, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)     (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Agent or as the Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes and do, at the Agent’s option, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or

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realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)    If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)        The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 14, together with interest thereon at a rate set forth in Section 2.5 of the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(c)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 14. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

15.       Authorization to File Financing Statements. Each Grantor authorizes the Agent and its Related Persons, at any time and from time to time, to file or record financing statements, financing change statements thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement, and such financing statements and financing change statements may describe the Collateral covered thereby as “all present and after-acquired personal property of the debtor” or “all assets of the debtor”. Such Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or financing change statement thereto under the PPSA (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

16.       Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

17.	Duty; Obligations and Liabilities.

(a)        The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with similar property for its own account. The powers conferred on the Agent hereunder are solely to protect the Agent’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Agent in good faith.

(b)        No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Agent hereunder shall not

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impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

18.       Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

19.       Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20.	Indemnity and Expenses.

(a)        Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable legal fees and disbursements (on a full indemnity basis) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b)        Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

21.	General
(a)	Reinstatement.

Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other

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Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

(b)        Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Grantors to which such amendment applies.

(c)	Independent Obligations.

The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

(d)	No Waiver by Course of Conduct.

No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

(e)	Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Supplements and Pledge Amendments, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Agent and each Grantor directly affected thereby.

(f)	Additional Grantors; Additional Pledged Collateral.

(i)      Supplements. If, at the option of the Grantors or as required pursuant to Sections 5.11 and 5.12 of the Credit Agreement, any Borrower shall cause any direct or indirect Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Agent a supplement substantially in the form of Annex 1 (each, a “Supplement”) and shall thereafter for all purposes be a party hereto and a Grantor hereunder with the same force and effect as if originally a Grantor hereunder and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

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(ii)     Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, the applicable Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 2 (each, a “Pledge Amendment”). Such Grantor authorizes the Agent to attach each Pledge Amendment to this Agreement.

(g)	Addresses for Notices.

All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

(h)	Continuing Security Interest: Assignment under Credit Agreement.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) enure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise. Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate financing change statements or termination statements to terminate and discharge such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Advances or other loans made by any Lender to a Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Hedge Agreement Providers, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

(i)	Governing Law, Attornment and Waiver of Jury Trial.

(A)     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(B)      EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE COURTS LOCATED IN BRITISH COLUMBIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR, AGENT AND THE SECURED PARTIES PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, PROVIDED THAT AGENT, THE SECURED PARTIES AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF BRITISH COLUMBIA, AND PROVIDED

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FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION IN CONNECTION WITH THIS SECURITY AGREEMENT OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOUR OF AGENT. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS FOR NOTICE CONTEMPLATED IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

(C)     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)        Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Secured Parties.

(k)        Permitted Liens. The inclusion or reference to Permitted Liens in this Agreement or in any other Loan Document is not intended to subordinate and shall no subordinate, and shall not be interpreted as subordinating, the Lien and security interest created by this Agreement or any other Loan Document to any Permitted Liens.

(l)        ULC Limitation. Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other document or agreement among all or some of the parties hereto, each Grantor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Stock more particularly described in Schedule 4 to this Agreement and will remain so until such time as such Pledged ULC Stock are fully and effectively transferred into the name of the Secured Party or any other person on the books and records of such ULC. Nothing in this Agreement, the Credit Agreement or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Secured Party or any person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register the Secured Party or other person as holder of the Pledged ULC Stock. The granting of the pledge and Security Interest pursuant to Section 2 hereof does not make the Agent or any Secured Party a successor to any Grantor as a member or shareholder of any ULC, and neither any Secured Party nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any Secured Party or any successor or assign expressly becomes a registered member or shareholder of any ULC. To the extent any provision hereof would have the effect of constituting the Agent or any Secured Party to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with

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respect to the relevant Pledged ULC Stock without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Stock. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Agent or any Secured Party or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Agent nor any Secured Party nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Secured Party or other persons of rights to sell or otherwise dispose of Pledged ULC Stock or other remedies following the occurrence and during the continuance of an Event of Default, no Grantor shall cause or permit, or enable any ULC in which it holds Pledged ULC Stock to cause or permit, the Agent or any Secured Party to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent or applicable Secured Party or other person holding a security interest in the Pledged ULC Stock; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

(m)       Amalgamation. Each Grantor acknowledges and agrees that, in the event it amalgamates or merges with any other corporation or corporations, it is the intention of the parties hereto that the term “Grantor”, when used herein, shall apply to each of the amalgamating or merging corporations and to the amalgamated or merged corporation, such that the Security Interest granted hereby:

(i)      shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating corporations and the amalgamated or merged corporation at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated or merged corporation, and

(ii)     shall secure all “Secured Obligations” (as that term is herein defined) of each of the amalgamating or merging corporations and the amalgamated or merged corporation to Agent and Secured Parties at the time of amalgamation or merger and all “Secured Obligations” of the amalgamated or merged corporation to Agent and Secured Parties thereafter arising. The Security Interest shall attach to all “Collateral” owned by each corporations amalgamating or merging with any Debtor, and by the amalgamated or merged company, at the time of the amalgamation or merger, and shall attach to all “Collateral” thereafter owned or acquired by the amalgamated or merged corporation when such becomes owned or is acquired.

22.	Miscellaneous.

(a)        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)        Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)        Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

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(d)        The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)        Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Obligations other than unasserted contingent indemnification Obligations and other than any Hedge Agreement Obligations that, at such time, are allowed by the Hedge Agreement Providers to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	SYSCON JUSTICE SYSTEMS CANADA LTD., a British Columbia company: By: /s/ Richard Smith Name: Richard Smith Title: President
AGENT:	WELLS FARGO FOOTHILL, LLC, as Agent By: /s/ Samantha Alexander Name: Samantha Alexander Title: Underwriter, Vice Presient

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